EXHIBIT 5.1
Graubard Miller
405 Lexington Avenue - 19th Floor
New York, New York 10174

                            March 19, 2007

ParkerVision, Inc.
7915 Baymeadows Way, Suite 400
Jacksonville, Florida 32256

Dear Sirs:

Reference is made to the Registration Statement on Form S-3 (“Registration Statement”) filed by ParkerVision, Inc. (“Company”), a Florida corporation, under the Securities Act of 1933, as amended (“Act”), with respect to an aggregate of 992,441 shares of common stock, par value $.01 per share (“Common Stock”), to be offered for resale by certain individuals and entities (“Selling Stockholders”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, it is our opinion that the Common Stock issued by the Company to the Selling Stockholders was duly authorized and was legally issued and is fully paid and non-assessable.

In giving this opinion, we have assumed that all agreements pertaining to the issuance and sale of the Common Stock and that all certificates for the Company’s shares of Common Stock have been or are, duly executed on behalf of the Company by the duly authorized Company officers and/or the Company’s transfer agent and registered by the Company’s registrar, if necessary, and conform, or will conform, except as to denominations, to specimens which we have examined.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel, and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Graubard Miller

GRAUBARD MILLER